EXHIBIT 2(a)









                         AGREEMENT AND PLAN OF MERGER

                                  By and Among

            HEALTHSOUTH Corporation, Aladdin Acquisition Corporation

                                       and

                          Advantage Health Corporation














                                   Dated as of

                                 December , 1995



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                                TABLE OF CONTENTS

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
         Section 1.        The Merger...........................................................................  2
                  1.1      The Merger...........................................................................  2
                  1.2      The Closing..........................................................................  2
                  1.3      Effective Time.......................................................................  2
                  1.4      Effect of the Merger.................................................................  2

         Section 2.        Effect of the Merger on the Capital Stock of the Constituent Corporations;
                           Exchange of Certificates.............................................................  2
                  2.1      Effect on Capital Stock..............................................................  2
                  2.2      Exchange of Certificates.............................................................  4
                  2.3      Certificate of Incorporation of Surviving Corporation................................  7
                  2.4      Bylaws of the Surviving Corporation..................................................  7
                  2.5      Directors and Officers of the Surviving Corporation..................................  7
                  2.6      Assets, Liabilities, Reserves and Accounts...........................................  8
                  2.7      Corporate Acts of the Subsidiary.....................................................  8

         Section 3.        Representations and Warranties of Advantage Health...................................  8
                  3.1      Organization, Existence and Good Standing............................................  8
                  3.2      Advantage Health Capital Stock.......................................................  8
                  3.3      Subsidiaries and Affiliated Partnerships.............................................  9
                  3.4      Organization, Existence and Good Standing of Advantage Health
                            Subsidiaries and Advantage Health Partnerships......................................  9
                  3.5      Foreign Qualifications............................................................... 10
                  3.6      Power and Authority.................................................................. 10
                  3.7      Advantage Health Financial Information............................................... 10
                  3.8      Subsequent Events.................................................................... 11
                  3.9      Legal Proceedings.................................................................... 12
                  3.10     Contracts, etc....................................................................... 12
                  3.11     Accounts Receivable.................................................................. 12
                  3.12     Tax Returns.......................................................................... 13
                  3.13     Employee Benefit Plans; Employment Matters........................................... 13
                  3.14     Compliance with Laws in General...................................................... 14
                  3.15     Licenses, Accreditation and Regulatory Approvals..................................... 14
                  3.16     Commissions and Fees................................................................. 15
                  3.17     Retirement or Re-Acquisition of HEALTHSOUTH Common Stock............................. 15
                  3.18     Disposition of Assets of Surviving Corporation....................................... 15
                  3.19     Vote Required........................................................................ 15
                  3.20     Opinion of Financial Advisor......................................................... 15
                  3.21     No Untrue Representations............................................................ 15

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         Section 4.        Representations and Warranties of HEALTHSOUTH and the Subsidiary..................... 16
                  4.1      Organization, Existence, Good Standing and Capital Stock............................. 16
                  4.2      Power and Authority.................................................................. 16
                  4.3      Legal Proceedings.................................................................... 16
                  4.4      No Contracts or Liabilities.......................................................... 17
                  4.5      Commissions and Fees................................................................. 17

         Section 5.        Representations and Warranties of HEALTHSOUTH........................................ 17
                  5.1      Organization, Existence and Good Standing............................................ 17
                  5.2      HEALTHSOUTH Capital Stock............................................................ 17
                  5.3      Subsidiary Common Stock.............................................................. 18
                  5.4      Power and Authority.................................................................. 18
                  5.5      HEALTHSOUTH Financial Information.................................................... 19
                  5.6      Subsequent Events.................................................................... 19
                  5.7      Legal Proceedings.................................................................... 20
                  5.8      Contracts, etc....................................................................... 20
                  5.9      Accounts Receivable.................................................................. 21
                  5.10     Tax Returns.......................................................................... 21
                  5.11     Employee Benefit Plans; Employment Matters........................................... 21
                  5.12     Compliance with Laws in General...................................................... 22
                  5.13     Licenses, Accreditation and Regulatory Approvals..................................... 22
                  5.14     Commissions and Fees................................................................. 23
                  5.15     Retirement or Re-Acquisition of HEALTHSOUTH Common Stock............................. 23
                  5.16     Disposition of Assets of Surviving Corporation....................................... 23
                  5.17     No Vote Required..................................................................... 23
                  5.18     Opinion of Financial Advisor......................................................... 23
                  5.19     HEALTHSOUTH Common Stock............................................................. 24
                  5.20     Investment Intent.................................................................... 24
                  5.21     No Untrue Representation............................................................. 24

         Section 6.        Access to Information and Documents.................................................. 24
                  6.1      Access to Information................................................................ 24
                  6.2      Return of Records.................................................................... 24
                  6.3      Effect of Access..................................................................... 25

         Section 7. Covenants................................................................................... 25
                  7.1      Preservation of Business............................................................. 25
                  7.2      Material Transactions................................................................ 25
                  7.3      Meeting of Stockholders.............................................................. 26
                  7.4      Registration Statement............................................................... 26
                  7.5      Exemption from State Takeover Laws................................................... 28
                  7.6      HSR Act Compliance................................................................... 28
                  7.7      Public Disclosures................................................................... 29
                  7.8      Resignation of Advantage Health Directors............................................ 29

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                  7.9      Notice of Subsequent Events.......................................................... 29
                  7.10     No Solicitations..................................................................... 29
                  7.11     Other Actions........................................................................ 30
                  7.12     Accounting Methods................................................................... 30
                  7.13     Pooling and Tax-Free Reorganization Treatment........................................ 30
                  7.14     Affiliate and Pooling Agreements..................................................... 30
                  7.15     Cooperation.......................................................................... 30
                  7.16     Advantage Health Stock Options....................................................... 31
                  7.17     Publication of Combined Results...................................................... 31
                  7.18     Advantage Health Employees........................................................... 31
                  7.19     HEALTHSOUTH Board of Directors....................................................... 32
                  7.20     Employment Agreements................................................................ 32

         Section 8.        Termination, Amendment and Waiver.................................................... 32
                  8.1      Termination.......................................................................... 32
                  8.2      Effect of Termination................................................................ 33
                  8.3      Amendment............................................................................ 33
                  8.4      Extension; Waiver.................................................................... 33
                  8.5      Procedure for Termination, Amendment, Extension or Waiver............................ 34
                  8.6      Expenses............................................................................. 34
                  8.7      Break-up Fee......................................................................... 34

         Section 9.        Conditions to Closing................................................................ 35
                  9.1      Mutual Conditions.................................................................... 35
                  9.2      Conditions to Obligations of HEALTHSOUTH and Aladdin Acquisition
                           Corporation.......................................................................... 36
                  9.3      Conditions to Obligations of Advantage Health........................................ 37
                  10.1     Representations and Warranties; Nonsurvival.......................................... 38
                  10.2     Notices.............................................................................. 39
                  10.3     Further Assurances................................................................... 40
                  10.4     Indemnification...................................................................... 40
                  10.5     Governing Law........................................................................ 41
                  10.6     "Including".......................................................................... 41
                  10.7     "Knowledge".......................................................................... 41
                  10.8     "Material adverse change" or "material adverse effect"............................... 42
                  10.9     "Hazardous Materials"................................................................ 42
                  10.10    Environmental Laws................................................................... 42
                  10.11    Captions............................................................................. 42
                  10.12    Integration of Exhibits.............................................................. 42
                  10.13    Entire Agreement..................................................................... 43
                  10.14    Counterparts......................................................................... 43
                  10.15    Binding Effect....................................................................... 43
                  10.16    No Rule of Construction.............................................................. 43

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the or this "Plan of Merger"), made and entered into as of the ____ day of December, 1995, by and among HEALTHSOUTH CORPORATION, a Delaware corporation ("HEALTHSOUTH"), ALADDIN ACQUISITION CORPORATION a Delaware corporation (the "Subsidiary"), and ADVANTAGE HEALTH CORPORATION, a Delaware corporation ("Advantage Health") (the Subsidiary and Advantage Health being sometimes collectively referred to herein as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of HEALTHSOUTH, and Advantage Health have approved the merger of the Subsidiary with and into Advantage Health (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby each issued and outstanding share (an "Advantage Health Share") of Common Stock, par value $.01 per share, of Advantage Health ("Advantage Health Common Stock"), not owned directly or indirectly by Advantage Health, except Dissenting Shares (as hereinafter defined), will be converted into the right to receive the Merger Consideration (as hereinafter defined);

         WHEREAS, the Board of Directors of Advantage Health, subject to the further exercise of fiduciary or statutory duties (as hereinafter provided), has also unanimously determined that the Merger presents an opportunity for Advantage Health to achieve long-term strategic and financial benefits and is fair to, and in the best interests of, Advantage Health's stockholders, and has recommended approval of this Plan of Merger by the stockholders of Advantage Health;

         WHEREAS, each of HEALTHSOUTH, the Subsidiary and Advantage Health desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a "pooling of interests".

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:


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Section 1.        The Merger.

         1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into Advantage Health at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and Advantage Health shall continue as the surviving corporation (the "Surviving Corporation") under the name "Advantage Health Corporation" and shall succeed to and assume all the rights and obligations of the Subsidiary and Advantage Health in accordance with the DGCL.

         1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction of the conditions set forth in Section 9.1 (other than Section 9.1(a)), at the offices of Haskell Slaughter Young & Johnston,
Professional Association, Birmingham, Alabama unless another date or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Subsidiary and Advantage Health shall agree should be specified in the Certificate of Merger (the "Effective Time").

         1.4 Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Advantage Health and the Subsidiary and the Merger shall otherwise have the effects set forth in Section 259 of the DGCL.

Section 2. Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

         2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Advantage Health Shares or any shares of capital stock of the Subsidiary:

         (a) The Subsidiary Common Stock. Each share of Common Stock, $.01 par value per share, of the Subsidiary ("Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Advantage Health Common Stock.

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         (b)  Cancellation  of Treasury  Stock.  Each share of Advantage  Health
Common Stock that is owned by Advantage Health or by any subsidiary of Advantage Health shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

         (c) Conversion of Advantage Health Shares. Subject to Section 2.2(d) and in addition to the provision for Advantage Health stock options in Section 2.2(e), each issued and outstanding Advantage Health Share (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive the right to receive that number of shares of HEALTHSOUTH Common Stock determined by dividing $47.50 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to four decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price shall be greater than $34.50, the Exchange Ratio shall be 1.3768; and provided further, however, that if the Base Period Trading Price shall be less than $28.50, the Exchange Ratio shall be 1.6667. The number of shares of HEALTHSOUTH Common Stock issuable with respect to each Advantage Health Share, as determined as set forth herein, is herein called the "Merger Consideration". For purposes of this Plan of Merger, the term "Base Period Trading Price" shall mean the average of the daily closing prices per share for HEALTHSOUTH Common Stock for the 20 consecutive trading days on which shares of HEALTHSOUTH Common Stock are actually traded (as reported on the New York Stock Exchange Composite Transactions Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the second New York Stock Exchange trading day immediately preceding the date of the Special Meeting (as defined in Section 7.3) (such period being herein called the "Base Period"). Promptly after the close of trading on the New York Stock Exchange on such second trading day, the parties shall issue a joint press release publicly announcing the Exchange Ratio. As of the Effective Time, all such Advantage Health Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Advantage Health Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

         (d) Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, Advantage Health Shares outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section

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2.1(c) and the cash in lieu of  fractional  shares of  HEALTHSOUTH  Common Stock specified in Section 2.2.

         (e) Stock Options. At the Effective Time, the holders of each Advantage Health stock option which are outstanding at the Effective Time, whether or not then exercisable, shall receive at or as promptly as practicable after the Closing a number of shares of HEALTHSOUTH Common Stock determined as follows:

                  (i) if the Base Trading Price is neither greater than $34.50 nor less than $28.50, that number of shares which is equal to $47.50 minus the exercise price of such option (the "spread"), divided by the Base Trading Price and then multiplied by the number of shares of Advantage Health Common Stock which are subject to such option; or

                  (ii) if the Base Trading Price is greater than $34.50 or less than $28.50, that number of shares calculated as provided in the preceding clause (i) except that the spread shall be divided by $34.50 or $28.50, as the case may be (rather than the Base Trading Price) prior to being multiplied by the number of shares of Advantage Health Common Stock subject to such option.

         (f) Anti-Dilution Provisions. If, after the date hereof and prior to the Effective Time, HEALTHSOUTH shall have declared a stock split (including a reverse split) of HEALTHSOUTH Common Stock or a dividend payable in HEALTHSOUTH Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of HEALTHSOUTH Common Stock with respect to their HEALTHSOUTH Common Stock (including, without limitation, such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization, reclassification, merger, consolidation, reorganization or similar transaction), then the number of shares of HEALTHSOUTH Common Stock to be issued upon conversion of a share of Advantage Health Common Stock pursuant to Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

         2.2      Exchange of Certificates.

         (a) Exchange Agent. Prior to the Effective Time, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which provides that HEALTHSOUTH shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Advantage Health Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding Advantage Health Shares.

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         (b) Exchange  Procedures.  As soon as reasonably  practicable after the
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Advantage Health Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HEALTHSOUTH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Advantage Health Shares which is not registered in the transfer records of Advantage Health, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of HEALTHSOUTH Common Stock and cash in lieu of any fractional shares of HEALTHSOUTH Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of HEALTHSOUTH Common Stock. To the extent permitted by law, former stockholders of record of Advantage Health shall be entitled to vote after the Effective Time at any meeting of HEALTHSOUTH stockholders the number of whole shares of HEALTHSOUTH Common Stock into which their respective Advantage Health Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing HEALTHSOUTH Common Stock in accordance with this
Section 2.2.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTHSOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a

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fractional  share of  HEALTHSOUTH  Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

         (d) No Further Ownership Rights in Advantage Health Shares. All shares of HEALTHSOUTH Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Advantage Health Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Section 2, except as otherwise provided by law.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of Advantage Health Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH Common Stock.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock, and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

         (g) No Liability. None of HEALTHSOUTH, Aladdin Acquisition Corporation, Advantage Health or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or

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

become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH.

         (i) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.1(c). When authorizing such issue of Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide a bond or other surety to the Surviving Corporation in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (j) Withholding Rights. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Merger to any holder of Advantage Health Shares such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of the Advantage Health Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

         2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Advantage Health shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

         2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of Advantage Health and such Bylaws.

         2.5 Directors and Officers of the Surviving Corporation. The Directors and officers of the Subsidiary immediately prior to the Effective Time shall be the Directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of Aladdin Acquisition Corporation and Advantage Health shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

         2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary. The employees and agents of the Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Subsidiary.

Section 3.        Representations and Warranties of Advantage Health.

         Advantage Health hereby represents and warrants to HEALTHSOUTH and the Subsidiary as follows:

         3.1 Organization, Existence and Good Standing. Advantage Health is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Advantage Health and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Advantage Health is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has Advantage Health within such time owned, directly or indirectly, any shares of HEALTHSOUTH Common Stock or Subsidiary Common Stock.

         3.2 Advantage Health Capital Stock. The authorized capital stock of Advantage Health consists of (i) 15,000,000 shares of Advantage Health Common Stock, of which 5,649,804 shares were issued and outstanding as of November 10, 1995, and 493,010 shares are issued and held as treasury shares, (ii) 1,440,000 shares of Class B Non-Voting Common Stock, par value $.01 per share, none of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares; and (iii) 5,000,000 shares of undesignated Preferred Stock, par value $.01 per share, none of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares. All of the issued and outstanding Advantage Health Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 or otherwise disclosed in the 1995 Advantage Health 10-K (as hereinafter defined), there are no options, warrants, or similar rights granted by Advantage Health or any other agreements to which Advantage Health is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Advantage Health Shares. Advantage Health has not made any distributions to any holders of Advantage Health Shares or participated in or effected any issuance, exchange or retirement of Advantage Health Shares, or otherwise changed the equity interests of holders of Advantage Health Shares, in contemplation of effecting the Merger, within the two years immediately preceding the date of this Plan of Merger. Any Advantage Health Shares that Advantage Health has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

         3.3  Subsidiaries and Affiliated  Partnerships.  (a) Attached hereto as
Exhibit 3.3 is a list of all subsidiaries of Advantage Health (individually, an "Advantage Health Subsidiary" and, collectively, the "Advantage Health Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 3.3, Advantage Health does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the Advantage Health Partnerships (as defined below).

         (b) Also disclosed on Exhibit 3.3 is a list of all general or limited partnerships or joint ventures in which the general partner or a co-venturer is Advantage Health or an Advantage Health Subsidiary (individually, an "Advantage Health Partnership" and, collectively, the "Advantage Health Partnerships") and their states of organization. Except as set forth on Exhibit 3.3, neither Advantage Health nor any Advantage Health Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

         3.4 Organization, Existence and Good Standing of Advantage Health Subsidiaries and Advantage Health Partnerships. (a) Except as set forth on
Exhibit 3.4, each Advantage Health Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted, except where the failure to be so organized, existing or in good standing, or to have such power, would not have, individually or in the aggregate, a material adverse effect (as hereinafter defined) on Advantage Health.

         (b) Except as set forth on Exhibit 3.4, each Advantage Health Partnership is a general partnership, a limited partnership or a joint venture validly formed and (to the extent such concept is applicable under the laws of such jurisdiction) in good standing under the laws of its respective state of organization and has all necessary power to own its property and assets and to carry on its business as presently conducted, except where the failure to be so formed or in good standing, or to have such power, would not have, individually or in the aggregate, a material adverse effect on Advantage Health.

         3.5 Foreign Qualifications. Except as set forth on Exhibit 3.5, Advantage Health, each Advantage Health Subsidiary and each Advantage Health Partnership that is a limited partnership is qualified or licensed to do business as a foreign corporation or foreign limited partnership, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

         3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Advantage Health has the corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of the Plan of Merger and such related documents. Except as set forth on Exhibit 3.6, the execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not conflict with or violate any provisions of the Certificate of Incorporation of Advantage Health or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, applicable to Advantage Health, any Advantage Health Subsidiary or any Advantage Health Partnership, or to which
Advantage  Health,  any Advantage  Health  Subsidiary  or any  Advantage  Health
Partnership is a party or by which Advantage Health, any Advantage Health Subsidiary or any Advantage Health Partnership is bound, or conflict with or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have, individually or in the aggregate, a material adverse effect on Advantage Health, or which would prevent or delay consummation of the Merger in any material respect or otherwise prevent Advantage Health from performing its obligations hereunder in any material respect. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Advantage Health. This Plan of Merger has been duly executed and delivered by Advantage Health and, assuming this Plan of Merger constitutes a valid and binding obligation of HEALTHSOUTH and Aladdin Acquisition Corporation, enforceable against HEALTHSOUTH and Aladdin Acquisition Corporation in accordance with its terms, constitutes a valid and binding obligation of Advantage Health, enforceable against Advantage Health in accordance with its terms.

         3.7 Advantage Health Financial Information. Advantage Health has heretofore furnished HEALTHSOUTH with its Annual Report on Form 10-K for its fiscal year ended August 31, 1995 (the "Advantage Health 1995 10-K"). As of its date, the Advantage Health 1995 10-K did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any such misstatement or omission which was expressly corrected in a subsequent filing). As of its date, the descriptions of the business, operations and financial condition of Advantage Health contained in the Advantage Health 1995 10-K complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such statutes. Advantage Health has not filed any reports on Form 10-Q or 8-K since the filing of the Advantage Health 1995 10-K. The financial statements contained in the Advantage Health 1995 10-K, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto), reflect all known liabilities of Advantage Health, including all known contingent liabilities as at August 31, 1995, and present fairly the financial condition of Advantage Health at such date and the consolidated results of operations and cash flows of Advantage Health for its fiscal year ended August 31, 1995. The consolidated balance sheet of Advantage Health at August 31, 1995 included in the Advantage Health 1995 10-K is herein referred to as the "Advantage Health 1995 Balance Sheet".

         3.8 Subsequent Events. Except as set forth on Exhibit 3.8 or disclosed in the Advantage Health 1995 10-K or as otherwise permitted hereunder, Advantage Health has not, since the date of the Advantage Health 1995 Balance Sheet:

                  (a)      Incurred any material adverse change;

                  (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Advantage Health 1995 Balance Sheet or (ii) liabilities incurred since the date of the Advantage Health 1995 Balance Sheet in the ordinary course of business, which discharge or satisfaction would, individually or in the aggregate, have a material adverse effect on Advantage Health;

                  (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would, individually or in the aggregate, have a material adverse effect on Advantage Health, except as may have been required due to income or operations of Advantage Health since the date of the Advantage Health 1995 Balance Sheet;

                  (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Advantage Health;

                  (e) Sold or transferred any of the assets material to the consolidated business of Advantage Health, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business;

                  (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Advantage Health to any officer or employee, consultant or agent (other than normal merit increases or consistent with past practice), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent;

                  (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof; or

                  (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of Advantage Health or warrants granted to third parties, and other than shares issued upon the exercise of stock options granted to employees or consultants or upon the exercise of warrants granted to third parties, all of which are disclosed on Exhibit 3.2

         3.9 Legal Proceedings. Except as listed on Exhibit 3.9 or described in the Advantage Health 1995 10-K, Advantage Health has no knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting Advantage Health or the transactions contemplated by this Plan of Merger for which Advantage Health is uninsured or which, if resolved adversely to Advantage Health, would, individually or in the aggregate, have a material adverse effect on Advantage Health. To the best knowledge of Advantage Health, no valid basis for recovery or other relief in any such action exists.

         3.10 Contracts, etc. (a) Advantage Health has made available to HEALTHSOUTH true copies of those outstanding contracts, leases, agreements and arrangements filed as Item 10 exhibits to the Advantage Health 1995 10-K (including those of such Item 10 exhibits as are incorporated by reference) as are listed on Exhibit 3.10. Except as otherwise indicated on Exhibit 3.10, all of such contracts, leases, agreements and arrangements are legally valid and binding in accordance with their terms (assuming the other parties thereto are bound) and in full force and effect, except for any such invalidity or failure to be binding or in full force and effect which would not have, individually or in the aggregate, a material adverse effect on Advantage Health. Except as otherwise indicated on Exhibit 3.10, to Advantage Health's best knowledge, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements in all material respects and, to the best knowledge of Advantage Health, no party thereto is in material default thereunder and no event has occurred which, but for the lapse of time or the giving of notice or both, would constitute a material default thereunder, except, in any such case, where such noncompliance with or default under the contract, lease, agreement or arrangement would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

         3.11 Accounts Receivable. (a) Since the date of the Advantage Health Balance Sheet, Advantage Health has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Advantage Health (including the Advantage Health

Subsidiaries and Advantage Health Partnerships) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

         (b) Except as set forth on Exhibit 3.11, without limiting the generality of the foregoing, Advantage Health and each Advantage Health
Subsidiary or Advantage Health Partnership is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

         3.12 Tax Returns. Advantage Health has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not, individually or in the aggregate, have a material adverse effect on Advantage Health. Except as disclosed on Exhibit 3.12, Advantage Health has made all material payments shown as due on such returns. Except as disclosed on Exhibit 3.12, Advantage Health has not been notified that any tax returns of Advantage Health are currently under audit by the Internal Revenue Service or any state or local tax agency. Except as set forth on Exhibit 3.12, no agreements have been made by Advantage Health for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         3.13 Employee Benefit Plans; Employment Matters. (a) Except as set forth on Exhibit 3.13(a), Advantage Health has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in
(i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as disclosed on Exhibit 3.13(a), all such plans listed on Exhibit 3.13(a) (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. Except as disclosed on Exhibit 3.13(a), no act or failure to act by Advantage Health has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Advantage Health has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

         (b) Except as disclosed in the Advantage Health 1995 10-K or on Exhibit 3.13(b), Advantage Health is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting, the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

         3.14 Compliance with Laws in General. Except as disclosed in the Advantage Health 1995 10-K or on Exhibit 3.14, Advantage Health has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws (as hereinafter defined), and no notice of any pending inspection or material violation of any such law, regulation or ordinance has been received by Advantage Health which, if it were determined that a violation had occurred, would, individually or in the aggregate, have a material adverse effect on Advantage Health.

         3.15 Licenses, Accreditation and Regulatory Approvals. Advantage Health, the Advantage Health Subsidiaries and the Advantage Health Partnerships, as applicable, to Advantage Health's best knowledge, hold all licenses, permits, certificates of need and other regulatory approvals required by law with respect to their respective businesses, operations and facilities as they are currently or presently conducted (collectively, "Licenses"), except where the failure to hold any such License or Licenses does not have, individually or in the aggregate, a material adverse effect on Advantage Health. To Advantage Health's best knowledge, all such Licenses are in full force and effect and Advantage Health is in compliance in all material respects with all conditions and requirements of such Licenses and with all rules and regulations relating thereto, except where the absence of any such License or Licenses or the failure of any such License or Licenses to be in full force and effect or any such noncompliance does not have, individually or in the aggregate, a material adverse effect on Advantage Health. Except as disclosed in the Advantage Health 1995 10-K or on Exhibit 3.15, any and all past litigation concerning any such License, together with all claims and causes of action raised therein, has been finally adjudicated. To Advantage Health's best knowledge, no such License has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the Advantage Health 1995 10-K, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of Advantage Health, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License, except where the invalidity or revocation, conditioning or restriction thereof would not have a material adverse effect on Advantage Health. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which Advantage Health is subject which, if violated, would, individually or in the aggregate, have a material adverse effect on Advantage Health.

         3.16 Commissions and Fees. Except for fees payable to Alex. Brown & Sons Incorporated ("Alex. Brown"), there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by Advantage Health or its stockholders, officers, directors or agents.

         3.17 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. Advantage Health is not a party to any agreement the effect of which would be to require HEALTHSOUTH, directly or indirectly, to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock to be issued pursuant to Section 2.1 hereof.

         3.18 Disposition of Assets of Surviving Corporation. Except as provided in Exhibit 3.18 with the consent of HEALTHSOUTH, Advantage Health is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

         3.19 Vote Required. The affirmative vote of a majority of the outstanding Advantage Health Shares entitled to vote thereon is the only vote of the holders of any class or series of Advantage Health capital stock necessary to approve this Plan of Merger, the Merger and any other of the transactions contemplated hereby.

         3.20 Opinion of Financial Advisor. Advantage Health has received the oral opinion of Alex. Brown to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Advantage Health Shares from a financial point of view, a written copy of which opinion will be delivered by Advantage Health to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the Securities and Exchange Commission (the "SEC").

         3.21 No Untrue Representations. No representation or warranty by Advantage Health in this Plan of Merger, and no exhibit to this Plan or Merger or certificate issued by Advantage Health and furnished or to be furnished to HEALTHSOUTH pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 4.     Representations and Warranties of HEALTHSOUTH and the Subsidiary.

         The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to Advantage Health as follows:

         4.1 Organization, Existence, Good Standing and Capital Stock. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. The Subsidiary's authorized capital consists of 1,000 shares of Subsidiary Common Stock, of which 1,000 shares have been duly authorized and validly issued and registered in the name of HEALTHSOUTH and are fully paid and nonassessable. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of Advantage Health Common Stock.

         4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of
Incorporation,  its  Bylaws or  otherwise,  to duly and  validly  authorize  the execution  and  delivery of the Plan of Merger and such related  documents.  The execution and delivery of the Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of the Subsidiary, or the provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease agreement, instrument, order, arbitration award, judgment or decree applicable to the Subsidiary, or to which the Subsidiary is a party or by which it is bound, or conflict with or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have, individually or in the aggregate, a material adverse effect on the Subsidiary or which would prevent of delay consummation of the Merger in any material respect or otherwise prevent the Subsidiary from performing its obligations hereunder in any material respect. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of the Subsidiary and by HEALTHSOUTH as the sole stockholder of Aladdin Acquisition Corporation. This Plan of Merger has been duly and validly executed and delivered by the Subsidiary and, assuming this Plan of Merger constitutes a valid and binding obligation of Advantage Health, enforceable against Advantage Health in accordance with its terms, constitutes the legal, valid and binding obligation of Aladdin Acquisition Corporation, enforceable against the Subsidiary in accordance with its terms.

         4.3 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against or relating to or affecting the Subsidiary or the transactions relating to this Plan of Merger. To the best knowledge of Aladdin Acquisition Corporation, no valid basis for recovery or other relief in such action, suit or proceeding exists.

         4.4 No Contracts or Liabilities. Other than the obligations created under the Plan of Merger, the Subsidiary has not engaged in any business activities of any type or kind whatsoever, and is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

         4.5 Commissions and Fees. Except for fees owed to Smith Barney Inc. ("Smith Barney"), there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by the Plan of Merger resulting from any action taken by the Subsidiary, HEALTHSOUTH as its sole stockholder or any of its officers, directors or agents.

Section 5.        Representations and Warranties of HEALTHSOUTH.

         HEALTHSOUTH hereby represents and warrants to Advantage Health as follows:

         5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each subsidiary of HEALTHSOUTH (a "HEALTHSOUTH Subsidiary"), each general partnership, limited partnership and joint venture in which HEALTHSOUTH or any HEALTHSOUTH Subsidiary is a general partner or a co- venturer (a "HEALTHSOUTH Partnership"), and each limited liability company in which HEALTHSOUTH, any HEALTHSOUTH Subsidiary or HEALTHSOUTH Partnership is a member (a "HEALTHSOUTH LLC") is duly organized, validly existing, and (to the extent such concept is applicable under the laws of such jurisdiction) in good standing in its respective jurisdiction of organization, and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH, all HEALTHSOUTH Subsidiaries, all HEALTHSOUTH Partnerships and all HEALTHSOUTH LLCs are duly qualified to do business and are in good standing as foreign corporations, foreign limited partnerships or foreign limited liability companies, as the case may be, in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by them makes qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has HEALTHSOUTH within such time owned, directly or indirectly, any shares of Advantage Health Common Stock.

         5.2 HEALTHSOUTH Capital Stock. HEALTHSOUTH has an authorized capitalization of 1,500,000 shares of Preferred Stock, par value $.10 per share, none of which shares are issued and outstanding, and none of which shares are held in treasury, and 150,000,000 shares of Common Stock, par value $0.01 per share, of which 97,217,000 shares are issued and outstanding, and 182,000 shares are held in treasury. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the HEALTHSOUTH
Documents (as hereinafter defined), there are no options, warrants or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock. HEALTHSOUTH has not made any distributions to any holder of HEALTHSOUTH Common Stock or participated in or effected any issuance, exchange or retirement of HEALTHSOUTH Common Stock, or otherwise changed the equity interests of holders of HEALTHSOUTH Common Stock, in contemplation of effecting the Merger, within the two years immediately preceding the date of this Plan of Merger. Any shares of HEALTHSOUTH Common Stock that HEALTHSOUTH has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

         5.3 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such shares of Subsidiary Common Stock for cancellation pursuant to the Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of Aladdin Acquisition Corporation to approve the Merger.

         5.4 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH, any HEALTHSOUTH Subsidiary, any HEALTHSOUTH Partnership or any HEALTHSOUTH LLC is a party or by which HEALTHSOUTH, any HEALTHSOUTH
Subsidiary, any HEALTHSOUTH Partnership or any HEALTHSOUTH LLC is bound, or conflict with or violate any restrictions of any kind to which HEALTHSOUTH, any HEALTHSOUTH Subsidiary, any HEALTHSOUTH Partnership or any HEALTHSOUTH LLC is subject which, if violated or accelerated, would have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH or which would prevent or delay consummation of the Merger in any material respect or otherwise prevent HEALTHSOUTH from performing its obligations hereunder in any material respect. The execution and delivery of this Agreement has been approved by the Board of Directors of HEALTHSOUTH. The Plan of Merger has been duly and validly executed and delivered by HEALTHSOUTH and, assuming that the Plan of Merger constitutes a valid and binding obligation of Advantage Health, enforceable against it in accordance with its terms, constitutes the legal, valid and binding obligation of HEALTHSOUTH, enforceable against HEALTHSOUTH in accordance with its terms.

         5.5 HEALTHSOUTH Financial Information. HEALTHSOUTH has heretofore furnished Advantage Health with the following documents:

                  (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  (ii) its Quarterly Reports on Form 10-Q for all completed fiscal quarters following HEALTHSOUTH's last completed fiscal year and all reports on Form 8-K filed since the end of such fiscal year; and

                  (iii) Its Registration Statement on Form S-4 (Registration No.
         33-64935)  relating  to  its  pending   acquisition  of  Surgical  Care
         Affiliates, Inc.

(documents included in (i) - (iii) above being collectively referred to herein as the "HEALTHSOUTH Documents"). As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the descriptions of the business, operations and financial condition of HEALTHSOUTH contained in the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of HEALTHSOUTH, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at such dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended.

         5.6 Subsequent Events. Except as set forth on Exhibit 5.6 or disclosed in the HEALTHSOUTH Documents or as otherwise permitted hereunder, HEALTHSOUTH has not, since December 31, 1994:

         (a)      Incurred any material adverse change;

         (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the December 31, 1994 Balance Sheet contained in the HEALTHSOUTH Documents or (ii) liabilities incurred since December 31, 1994 which discharge or satisfaction would not have a material adverse effect on HEALTHSOUTH;

         (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on HEALTHSOUTH, except as may have been required due to income or operations of HEALTHSOUTH since December 31, 1994;

         (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of HEALTHSOUTH;

         (e) Sold or transferred any of the assets material to the consolidated business of HEALTHSOUTH, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business;

         (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by HEALTHSOUTH to any officer or employee, consultant or agent (other than normal merit increases or consistent with its past practice), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent;

         (g) Except for this Plan or Merger and any other agreement executed and delivered pursuant to this Plan of Merger and except as disclosed in the HEALTHSOUTH Documents, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof; or

         (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of HEALTHSOUTH or warrants granted to third parties, and other than shares issued upon the exercise of stock options granted to employees or consultants or upon the exercise of warrants granted to third parties or upon the conversion of convertible debentures, all of which are described or in the HEALTHSOUTH Documents.

         5.7 Legal Proceedings. Except as described in the HEALTHSOUTH Documents, HEALTHSOUTH has no knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting HEALTHSOUTH or the transactions contemplated by this Plan of Merger for which HEALTHSOUTH is uninsured or which, if resolved adversely to HEALTHSOUTH, would have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH. To the best knowledge of HEALTHSOUTH, no valid basis for recovery or other relief in any such action exists.

         5.8 Contracts, etc. HEALTHSOUTH has made available to Advantage Health true copies of those contracts, leases, agreements and arrangements filed as
Item  10  exhibits  to  HEALTHSOUTH's  Report  on  Form  10-K  included  in  the
HEALTHSOUTH Documents (including such of those Item 10 exhibits as are incorporated by reference) as are listed on Exhibit 5.8. Except as otherwise indicated on Exhibit 5.8, to HEALTHSOUTH's best knowledge, all of such contracts, leases, agreements and arrangements are legally valid and binding in accordance with their terms (assuming the other parties thereto are bound) and in full force and effect, except for any such invalidity or failure to be binding or in full force and effect which would not have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH. Except as otherwise indicated on Exhibit 5.8, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements in all material respects and, to the best knowledge of HEALTHSOUTH, no party thereto is in material default thereunder and no event has occurred which, but for the lapse of time or the giving of notice or both, would constitute a material default hereunder, except, in any such case, where such noncompliance with or default under the contract, lease, agreement or arrangement or the default or breach thereunder or thereof would not have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH.

         5.9 Accounts Receivable. (a) Since December 31, 1994, HEALTHSOUTH has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation or reserves therefor, or any material collection, discount or write-off policy or procedure. HEALTHSOUTH (including the HEALTHSOUTH Subsidiaries, HEALTHSOUTH Partnerships and HEALTHSOUTH LLCs) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

         (b) Without limiting the generality of the foregoing, HEALTHSOUTH and each HEALTHSOUTH Subsidiary, HEALTHSOUTH Partnership and HEALTHSOUTH LLC is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not, individually or in the aggregate, have a material adverse effect on HEALTHSOUTH.

         5.10 Tax Returns. HEALTHSOUTH has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH has made all material payments shown as due on such returns. Except as disclosed on Exhibit 5.10, HEALTHSOUTH has not been notified that any tax returns of HEALTHSOUTH are currently under audit by the Internal Revenue Service or any state or local tax agency. Except as disclosed on Exhibit 5.10, no agreements have been made by HEALTHSOUTH for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         5.11 Employee Benefit Plans; Employment Matters. (a) Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by HEALTHSOUTH has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

         (b) Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or
(iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

         5.12 Compliance with Laws in General. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or material violation of any such law, regulation or ordinance has been received by HEALTHSOUTH with respect to any alleged violation which, if it were determined that a violation occurred, would have a material adverse effect on HEALTHSOUTH.

         5.13 Licenses, Accreditation and Regulatory Approvals. HEALTHSOUTH, the HEALTHSOUTH Subsidiaries, the HEALTHSOUTH Partnerships and the HEALTHSOUTH LLCs hold all Licenses which are needed or required by law with respect to their respective businesses, operations and facilities as they are currently or presently conducted, except where the failure to hold any such License or Licenses does not have a material adverse effect on HEALTHSOUTH. To HEALTHSOUTH's best knowledge, all such Licenses are in full force and effect and HEALTHSOUTH is in compliance in all material respects with all conditions and requirements of such Licenses and with all rules and regulations relating thereto, except where the absence of any such License or Licenses or the failure of any such License or Licenses to be in full force and effect or any such noncompliance does not have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH. Except as disclosed in the HEALTHSOUTH Documents, any and all past litigation concerning any such License, together with all claims and causes of action raised therein, has been finally adjudicated. To HEALTHSOUTH's best knowledge, no such License has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the HEALTHSOUTH Documents, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of HEALTHSOUTH, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License, except where the invalidity or revocation, conditioning or restriction thereof would not have a material adverse effect on HEALTHSOUTH. Subject to compliance with applicable securities laws, the HSR Act and other or local rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Advantage Health, any of the Advantage Health Subsidiaries or any of the Advantage Health Partnerships, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

         5.14 Commissions and Fees. Except for fees owed to Smith Barney, there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transactions contemplated by the Plan of Merger resulting from any action taken by HEALTHSOUTH or any of its stockholders, officers, directors or agents.

         5.15 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. HEALTHSOUTH has not agreed directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock to be issued pursuant to Section
2.1 hereof.

         5.16 Disposition of Assets of Surviving Corporation. HEALTHSOUTH does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicative facilities or excess capacity.

         5.17 No Vote Required. No vote of the holders of outstanding shares of any class or series of HEALTHSOUTH capital stock is necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby and no such vote will be sought by HEALTHSOUTH.

         5.18 Opinion of Financial Advisor. HEALTHSOUTH has received the oral opinion of Smith Barney to the effect that, as of the date of this Plan of Merger, the Exchange Ratio is fair to HEALTHSOUTH from a financial point of view, a written copy of which opinion will be delivered by HEALTHSOUTH to Advantage Health prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the Securities and Exchange Commission.

         5.19 HEALTHSOUTH Common Stock. HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Advantage Health Shares in accordance with the provisions of the Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to the Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act, and (iii) authorized for listing on the New York Stock Exchange (the "NYSE") upon official notice of issuance.

         5.20 Investment Intent. HEALTHSOUTH is acquiring the Advantage Health Shares hereunder for investment, for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the Advantage Health Shares to any other person, firm or corporation.

         5.21 No Untrue Representation. No representation or warranty by HEALTHSOUTH in this Plan of Merger, and no exhibit to this Plan of Merger or certificate issued by HEALTHSOUTH and furnished or to be furnished to Advantage Health pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 6.        Access to Information and Documents.

         6.1 Access to Information. Between the date hereof and the Closing Date, each of Advantage Health and HEALTHSOUTH shall give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Advantage Health shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Advantage Health's banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

         6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate of such party shall be deemed to be "confidential information" under the terms of the confidentiality agreements, heretofore executed and delivered by and between Advantage Health and HEALTHSOUTH (the "Confidentiality Agreements").

         6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

         (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

Section 7. Covenants.

         7.1 Preservation of Business. Advantage Health will use its best efforts to preserve the business organization of Advantage Health intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present employees of Advantage Health, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Advantage Health.

         7.2 Material Transactions. Prior to the Effective Time and except as set forth on Exhibit 7.2, Advantage Health will not (other than as required pursuant to the terms of the Plan of Merger and the related documents and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof and transactions described in Exhibit 7.2 which do not vary materially from the terms set forth on Exhibit 7.2), without first obtaining the written consent of HEALTHSOUTH (such consent not to be unreasonably withheld:

                  (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Advantage Health, other than in the ordinary course of business;

                  (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Advantage Health, except as provided herein;

                  (c) In addition to any existing or prospective contract or agreement disclosed on Exhibit 7.2 and other than acquisitions or other commitments not exceeding $15,000,000 in the aggregate, enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $100,000;

                  (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Advantage Health (other than options to purchase shares of Advantage Health Common Stock issued after the date hereof in the ordinary course of Advantage Health's business or consistent with its past practice), except upon exercise of currently outstanding stock options (or upon exercise of such permitted subsequently granted options);

                  (e) Except for contributions to Advantage Health's existing retirement plans, make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Advantage Health's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any Plan;

                (f) Extend credit to anyone, except in the ordinary course of business or consistent with its past practice;

                (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business or consistent with its past practice; or

                (h) Amend its Certificate of Incorporation or Bylaws.

                (i) Take any action of a kind described in Section 3.8(b) - (h).

         7.3 Meeting of Stockholders. (a) Subject to the further exercise of its Board of Directors' fiduciary duties (either prior to or after the taking of any of the following steps), Advantage Health will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary (the "Special Meeting"). Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Advantage Health (subject to the provisions of Section 8.1(c) hereof) will (i) recommend to its stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to its stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and
(ii) use reasonable best efforts to obtain the approval by its stockholders of this Plan of Merger, the Merger and any other of the transactions contemplated hereby requiring such stockholder approval.

         (b) Nothing contained herein shall affect the right of Advantage Health to take action by written consent in lieu of a meeting to the extent permitted by applicable law and its Certificate of Incorporation and Bylaws.

         7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as practicable, a Registration Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the

Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. The Registration Statement shall contain a proxy statement of Advantage Health for the Special Meeting containing the information required by the Exchange Act (the "Proxy Statement"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTHSOUTH shall use its reasonable best efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act as soon as practicable. HEALTHSOUTH shall provide Advantage Health with copies of all filings made pursuant to this Section 7.4 reasonably in advance of their filing and shall consult with Advantage Health on responses to any comments made by the staff of the SEC with respect thereto.

         (b) The information specifically designated as being supplied by Advantage Health for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Advantage Health Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by Advantage Health for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Advantage Health Common Stock at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Advantage Health, or its officers or directors, is discovered by Advantage Health which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Advantage Health shall promptly inform HEALTHSOUTH and HEALTHSOUTH shall thereupon file such amendment to the Registration Statement. All documents, if any, that Advantage Health is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Advantage Health Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Proxy Statement to be sent to the holders of Advantage

Health Common Stock in connection with the Special Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Advantage Health Common Stock, at the time of the Special Meeting or at the Effective Time, contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to HEALTHSOUTH or its officers or directors, is discovered by HEALTHSOUTH which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HEALTHSOUTH shall promptly inform Advantage Health and shall promptly file such amendment to the Registration Statement. All documents that HEALTHSOUTH is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable best efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

         (e) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the NYSE relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable best efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the NYSE, upon official notice of issuance, prior to the Closing Date.

         (f) Advantage Health shall furnish all information to HEALTHSOUTH with respect to Advantage Health, the Advantage Health Subsidiaries and the Advantage Health Partnerships as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

         7.5 Exemption from State Takeover Laws. Advantage Health shall take all reasonable steps necessary to exempt Advantage Health and the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Advantage Health's Board of Directors or otherwise.

         7.6 HSR Act Compliance. HEALTHSOUTH and Advantage Health shall promptly make their respective filings, and shall thereafter use their reasonable best efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and Advantage Health shall use their respective reasonable best efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

         7.7 Public Disclosures. HEALTHSOUTH and Advantage Health shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release, mutually acceptable to HEALTHSOUTH and Advantage Health, promptly upon execution and delivery of this Plan of Merger.

         7.8 Resignation of Advantage Health Directors. On or prior to the Closing Date, Advantage Health shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of Advantage Health, such resignations to be effective on the Closing Date.

         7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same.

         7.10 No Solicitations. Advantage Health may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire Advantage Health upon a merger, purchase of assets, purchase of or tender offer for Advantage Health Shares or similar transaction (an "Alternative Transaction"), if the Board of Directors of Advantage Health determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, Advantage Health shall not, and shall direct each officer, director, employee, representative and agent of Advantage Health not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate or associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for Advantage Health Shares or similar transactions involving Advantage Health. Advantage Health shall promptly notify HEALTHSOUTH if it shall have, on or after the date hereof, entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Alternative Transaction involving such party, such notification to include the identity of such third party.

         7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, neither Advantage Health, nor the Subsidiary, nor HEALTHSOUTH shall knowingly or intentionally take any action or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action or omission is required by applicable law) would adversely affect the ability of Advantage Health or HEALTHSOUTH to obtain any consents or approvals required of it for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation, would, or might reasonably be expected to, delay the holding of the Special Meeting, the taking of a vote thereat, the filing of the Registration Statement or the declaration of the effectiveness thereof by the SEC, or would otherwise materially impair the ability of Advantage Health, the Subsidiary or HEALTHSOUTH to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

         7.12 Accounting Methods. Neither HEALTHSOUTH nor Advantage Health shall change its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

         7.13 Pooling and Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor Advantage Health shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         7.14 Affiliate and Pooling Agreements. HEALTHSOUTH and Advantage Health will each use their respective reasonable best efforts to cause each of their respective Directors and executive officers and each of their respective
"affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement substantially in the form attached hereto as Exhibit 7.14 relating to the disposition of the Advantage Health Shares and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

         7.15 Cooperation. (a) HEALTHSOUTH and Advantage Health shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective reasonable best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

         (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and Advantage Health shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of HEALTHSOUTH and Advantage Health shall promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

         7.16 Advantage Health Stock Options. As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of Advantage Health stock options and appropriate notices setting forth such holders' rights hereunder.

         7.17 Publication of Combined Results. HEALTHSOUTH agrees that within 20 days after the end of the first calendar month following at least 30 days after the Closing Date, HEALTHSOUTH shall cause publication of the combined results of operations of HEALTHSOUTH and Advantage Health. For purposes of this Section 7.17, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

         7.18 Advantage Health Employees. HEALTHSOUTH shall retain all employees of Advantage Health who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) HEALTHSOUTH shall cause the Surviving Corporation to maintain following the Closing Date employee compensation and benefit plans, programs, policies and fringe benefits (including post- employment benefits) that, in the aggregate are substantially equivalent to those provided to such employees of Advantage Health and Advantage Health Subsidiaries, as applicable, as in effect on the date hereof (the "Existing Plans"), subject to the right to amend or terminate such Existing Plans in accordance with their terms, provided that after any such amendment or termination such programs, policies and fringe benefits continue to be, in the aggregate, substantially equivalent to the Existing Plans. HEALTHSOUTH will cause the Surviving Corporation to provide to all employees of Advantage Health and Advantage Health Subsidiaries severance pay and benefits which are substantially equivalent to the applicable severance plans, programs and policies of Advantage Health and the Advantage Health Subsidiaries, as applicable, as in effect on the date hereof (the "Existing Benefits"), subject to the right to amend or terminate such Existing Benefits in accordance with their terms, provided that after any such amendment or termination such severance pay and benefits continue to be, in the aggregate, substantially equivalent to the Existing Benefits. Further, HEALTHSOUTH shall credit the prior service of all employees of Advantage Health and Advantage Health Subsidiaries to Advantage Health and the Advantage Health Subsidiaries, as applicable, for purposes of determining the vesting or qualification of such employees of Advantage Health and Advantage Health Subsidiaries under Existing Plans, Existing Benefits and any successor plans and benefit programs.

         7.19 HEALTHSOUTH Board of Directors. Immediately after the Effective Time, HEALTHSOUTH shall cause Raymond J. Dunn, III to be appointed to the HEALTHSOUTH Board of Directors.

         7.20 Employment Agreements. Employment agreements between Raymond J. Dunn and Robert E. Spencer and HEALTHSOUTH in form and substance satisfactory to the respective parties thereto shall be executed and delivered at the Closing. Further, HEALTHSOUTH shall cause Advantage, at or as promptly as practicable after the Closing, to offer to enter into employment agreements substantially in the form of Exhibit 7.20 hereto, with appropriate Schedules A attached thereto (which are also part of Exhibit 7.20), with the persons named on such Schedules A.

Section 8.        Termination, Amendment and Waiver.

         8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the holders of Advantage Health Common Stock:

                  (a)       by   mutual  written  consent  of  HEALTHSOUTH,  the
                  Subsidiary and Advantage Health;

                  (b)       by either HEALTHSOUTH or Advantage Health:

                           (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of Advantage Health Common Stock shall not have been obtained;

                           (ii) if the Merger shall not have been consummated on
                  or before July 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

                           (iii) if any court of competent jurisdiction or other
                  governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iv) in the event of a breach  by the other  party of
                  any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) results in the failure of a condition set forth in Section 9.2(a) or (b) or
                  Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

                  (c) by Advantage Health, if Advantage Health's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Advantage Health Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Alternative Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing; or

                  (d)  by  either   HEALTHSOUTH  or  Advantage  Health,  if  the
         condition set forth in Section 9.1(g)(i) is not satisfied by January 12, 1996.

         8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

         8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of Advantage Health Shares; provided, however, that after any such approval, there shall be made no amendment that pursuant to
Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may extend the time for the performance of any of the obligations or other acts of the other parties. Any party hereto may (a) waive any inaccuracies in the representations and warranties of the other parties hereto contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (b) subject to the proviso of Section 8.3, waive compliance by the other parties hereto with any of the agreements or conditions contained in this Plan of Merger or waive or modify any provision hereof for its benefit or for the benefit of any of its stockholders, optionholders or employees, provided that such waiver or modification does not adversely affect the rights of the other parties hereto. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

         8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, Aladdin Acquisition Corporation or Advantage Health, action by its Board of Directors or the duly authorized designee of the Board of Directors.

         8.6 Expenses. All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by Advantage Health and HEALTHSOUTH. HEALTHSOUTH acknowledges and agrees that Advantage Health has disclosed that it is obligated and will become further obligated for fees and expenses incurred by it in connection with the Merger and the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses may be paid by Advantage Health prior to the execution of this Plan of Merger and prior to or at or following the Closing, and HEALTHSOUTH agrees to refrain from taking any action which would prevent or delay the payment of reasonable fees and expenses by Advantage Health, whether prior to or following the Closing.

         8.7 Break-up Fee. (a) If this Plan of Merger is terminated by Advantage Health pursuant to Section 8.1(c), and within one year after the effective date of such termination Advantage Health is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than HEALTHSOUTH, then at the time of consummation of such a Third Party Acquisition Event, Advantage Health shall pay to HEALTHSOUTH a break-up fee of $10,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by HEALTHSOUTH and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH incurred by or on behalf of HEALTHSOUTH in connection with this Plan of Merger. Advantage Health shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to HEALTHSOUTH upon such consummation.

         (b) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

                  (i) Advantage Health shall enter into a definitive agreement with respect to any Alternative Transaction (as defined in Section 7.10); or

                  (ii) Any Person (other than HEALTHSOUTH or a Person who, as of the date of this Plan of Merger, currently has such beneficial ownership) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% of the outstanding Advantage Health Common Stock.

         (c) Advantage Health acknowledges that the provisions for the payment of a break-up fee and allocation of expenses contained in this Section 8.7 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, HEALTHSOUTH would not have entered into this Plan of Merger. Accordingly, if a break-up fee shall become due and payable by Advantage Health, and Advantage Health shall fail to pay such fee when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against Advantage Health therefor, Advantage Health shall pay HEALTHSOUTH reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any such amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (Carolinas). The obligations of Advantage Health under this Section 8.7 shall survive any termination of this Plan of Merger.

Section 9.        Conditions to Closing.

         9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by HEALTHSOUTH, and Advantage Health):

                  (a) None of HEALTHSOUTH, the Subsidiary or Advantage Health shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Advantage Health, the Advantage Health Subsidiaries and the Advantage Health Partnerships taken as a whole.

                  (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

                  (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         provided that each party hereto shall take, and be permitted to take, any action necessary for clearance of the Merger under the HSR Act, which action shall not constitute a breach of any of the provisions hereof or the failure of any condition hereunder so long as it does not result in a material adverse effect on such party.

                  (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

                  (e) The holders of Advantage Health Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

                  (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE and shall have been issued pursuant to an effective registration statement (which is subject to no stop order).

                  (g) The Merger shall qualify for "pooling of interests" accounting treatment, and HEALTHSOUTH and Advantage Health shall have received letters to that effect from Ernst & Young, LLP as independent accountants for HEALTHSOUTH and Advantage Health, respectively, dated
         (i) not later than January 12, 1996, (ii) the date of the mailing of the Proxy Statement and (iii) the Closing Date.

         9.2 Conditions to Obligations of HEALTHSOUTH and Aladdin Acquisition Corporation. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

                  (a) Each of the agreements of Advantage Health to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, Advantage Health shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

                  (b) Subject to Section 10.1, the representations and warranties of Advantage Health set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date).

                  (c) HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Advantage Health, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the conditions set forth in the immediately preceding clauses (a) and (b).

                  (d) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the Advantage Health facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on Advantage Health.

                  (e) HEALTHSOUTH shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, to the effect that the merger will constitute a reorganization within the meaning of
         Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, the Subsidiary and Advantage Health.

                  (f) HEALTHSOUTH shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in form and substance reasonably acceptable to HEALTHSOUTH as to the due organization, valid existence and good standing of Advantage Health, its corporate authority, the due authorization of the execution and delivery of this Plan of Merger, and the valid and binding nature of this Plan of Merger and the enforceability of this Plan of Merger in accordance with its terms.

                  (g) The Employment Agreements between Raymond J. Dunn, III, and Robert E. Spencer and Advantage Health entered into contemporaneously with the execution and delivery hereof shall have become effective as of the time of the Closing.

                  (h) The Proxy Agreement executed by Raymond J. Dunn, III, in connection herewith in favor of HEALTHSOUTH shall remain in full force and effect.

         9.3 Conditions to Obligations of Advantage Health. The obligations of Advantage Health to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Advantage Health):

                  (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and HEALTHSOUTH and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

                  (b) Subject to Section 10.1, the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in this plan of merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, that Advantage Health shall not be deemed to be in breach of any such representations and warranties by taking any action permitted (or approved by HEALTHSOUTH) under Section 7.2.

                  (c) Advantage Health shall have been furnished with a certificate, executed by duly authorized officers of HEALTHSOUTH and the Subsidiary, dated the Closing Date, certifying in such detail as Advantage Health may reasonably request as to the fulfillment of the conditions set forth in the immediately preceding clauses (a) and (b).

                  (d) Advantage Health shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Advantage Health and the Subsidiary.

                  (e) Advantage Health shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, in form and substance reasonably acceptable to Advantage Health, as to the due organization, valid existence and good standing of HEALTHSOUTH, its corporate authority, the due authorization of the execution and delivery of this Plan of Merger, and the valid and binding nature of this Plan of Merger and the enforceability of this Plan of Merger in accordance with its terms.

Section 10.       Miscellaneous.

         10.1 Representations and Warranties; Nonsurvival. Representations and warranties by a party hereto shall apply to all entities which such party has agreed, as of the date hereof, to acquire or to acquire control of, from and after the respective dates of consummation of such acquisitions occurring as of or prior to the Effective Time and, further, shall apply to all other entities which such party shall have acquired or acquired control of or organized after the date hereof and as of or prior to the Effective Time, from and after the respective dates of such acquisitions or organization. None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

         10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to HEALTHSOUTH:

                           HEALTHSOUTH Corporation
                           Two Perimeter Park South
                           Birmingham, Alabama  35243
                           Attention:  Michael D. Martin
                           Facsimile:  (205) 969-4719

                  with copies to:

                           William W. Horton, Esq.
                           HEALTHSOUTH Corporation
                           Two Perimeter Park South
                           Birmingham, Alabama  35243
                           Facsimile:  (205) 969-4732

                  and to

                           J. Brooke Johnston, Jr., Esq.
                           Haskell Slaughter Young & Johnston,
                              Professional Association
                           1200 Amsouth/Harbert Plaza
                           1901 Sixth Avenue North
                           Birmingham, Alabama  35203
                           Facsimile (205) 324-1133

                  If to Advantage Health:

                           Advantage Health Corporation
                           304 Cambridge Road
                           Woburn, Massachusetts 01801
                           Attention:  Raymond J. Dunn, III
                           Facsimile:  (617) 935-7451
                  with a copy to:

                           Richard R. Kelly, Esq.
                           Douglas A. Zingale, Esq.
                           Mintz, Levin, Cohn, Ferris
                              Glovsky and Popeo, P.C.
                           One Financial Center
                           Boston, Massachusetts 02110
                           Facsimile:  (617) 542-2241

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

         10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

         10.4 Indemnification. Advantage Health, and from and after the Effective Time HEALTHSOUTH and the Surviving Corporation, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger or who becomes prior to the Effective Time, an officer, director or employee of Advantage Health or any Advantage Health Subsidiary or Advantage Health Partnership (the "Indemnified Parties") against
(i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Advantage Health or any Advantage Health Subsidiary or Advantage Health Partnership, whether pertaining to any matter existing or occurring at or prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and HEALTHSOUTH and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extend permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Advantage Health (or them and HEALTHSOUTH and the Surviving Corporation after the Effective Time), (ii) Advantage Health (or, after the Effective Time, HEALTHSOUTH and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) Advantage Health (or, after the Effective Time,

HEALTHSOUTH and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Advantage Health, HEALTHSOUTH or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim, action, suit, proceeding or investigation, shall notify Advantage Health (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 10.4 except to the extent such failure prejudices such party), and shall deliver to Advantage Health (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (b) For a period of three years after the Effective Time, HEALTHSOUTH shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Advantage Health (provided that HEALTHSOUTH may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or prior to the Effective Time, to the extent such liability insurance can be maintained at an annual cost not greater than 200% of Advantage Health's 1995 annual premium for its directors' and officers' liability insurance; provided, however, if HEALTHSOUTH is unable to maintain or obtain the insurance called for by this
Section 10.4(b) at such annual cost, then HEALTHSOUTH shall obtain as much comparable insurance as is available at such annual cost.

         (c) The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

         10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

         10.7 "Knowledge". "To the knowledge", "to the best knowledge", or any similar phrase shall be deemed to refer to the actual knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party.

         10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with Advantage Health, HEALTHSOUTH, or the Surviving Corporation, any change, effect, event or occurrence that has, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) any changes resulting from any restructuring or other similar charges or write-offs taken by Advantage Health with the consent of HEALTHSOUTH, (iii) any continuation of any existing unfavorable business or financial trend without a material worsening thereof and
(iv) the termination or failure to be consummated or completed of any acquisition, joint venture, development project or other transaction which had not been consummated or completed prior to the date of this Plan of Merger; provided, however, that no such changes or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger. Notwithstanding the foregoing, "material adverse change" or "material adverse effect" shall not mean, with respect to Advantage Health, any reclassification of long-term indebtedness to short-term indebtedness solely by reason of Advantage Health's execution, delivery and performance of its obligations under this Plan of Merger.

         10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

         10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

         10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

         10.12 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         10.13 Entire Agreement. This instrument, including all Exhibits attached hereto, and the Confidentiality Agreements contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. This Plan of Merger may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         10.14 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         10.15 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and nothing in this Plan of Merger, express or implied (other than the provisions of Sections 2.1(e), 7.16, 7.18, 8.6 and 10.4, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or shall confer upon any person any right, benefit or remedy of nature whatsoever under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

         10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by Advantage Health, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

         IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and Advantage Health have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.





                                            ADVANTAGE HEALTH CORPORATION



                                        By:
                                           --------------------------------

ATTEST:



-------------------------
Secretary


[CORPORATE SEAL]

                                                    HEALTHSOUTH CORPORATION


                                          By:
                                             --------------------------------


ATTEST:



-------------------------
Secretary


[CORPORATE SEAL]



                                                   ALADDIN ACQUISITION
                                                   CORPORATION



                                          By:
                                             -------------------------------


ATTEST:

------------------------
Secretary


[CORPORATE SEAL]
